UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2010

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive office)	(Zip Code)

410-470-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 15, 2010, Constellation Energy Group, Inc. (“Constellation”) entered into a $2.5 billion 3-year, unsecured revolving credit facility (“Credit Agreement”) with Bank of America, N.A., as a letter of credit issuing bank, swingline lender and administrative agent, Banc of America Securities LLC, Citigroup Global Markets Inc., RBS Securities Inc., BNP Paribas Securities Corp., and The Bank of Nova Scotia, as joint lead arranger and book runners, Citibank, N.A. and The Royal Bank of Scotland plc, as co-syndication agents and The Bank of Nova Scotia and BNP Paribas, as co-documentation agents and various other financial institutions. The Credit Agreement refinances Constellation’s existing secured credit facility with Wells Fargo Bank, National Association (successor-by-merger to Wachovia Bank, National Association), and provides for commitments, which may be utilized in the form of revolving loans, swingline loans (up to $50 million) or letters of credit. Constellation may elect to increase the facility commitments by $500 million if the financial institutions designated by Constellation agree to accept the additional commitments.  Lending commitments under the Credit Agreement will terminate on October 15, 2013.

The credit facility will be available for working capital, capital expenditures, and other general corporate purposes. Borrowings under the Credit Agreement will bear interest at variable rates as determined at Constellation’s election, at LIBOR or a base rate, in each case, plus an applicable margin. In addition, under the Credit Agreement, Constellation is required to pay a per annum facility fee and fees for letters of credit. The fees and interest rates under the Credit Agreement adjust based on changes in certain credit ratings assigned to Constellation by nationally recognized debt rating agencies.

The Credit Agreement contains covenants that, among other things, restrict the ability of Constellation and its subsidiaries (other than Baltimore Gas and Electric Company) to create, incur or assume liens and sell or otherwise dispose of assets.  In addition, the Credit Agreement contains covenants that restrict the ability of Constellation and its Material Subsidiaries (as defined in the Credit Agreement) to enter into mergers or consolidations or new lines of businesses.  These covenants are subject to a number of important exceptions and qualifications. Also, the Credit Agreement requires Constellation to maintain a Specified Indebtedness to Capitalization ratio (as defined in the Credit Agreement) as calculated as of the last day of each fiscal quarter of less than or equal to .65 to 1.00. The Credit Agreement includes events of default and other covenants that are usual for facilities and transactions of this type.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the complete terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 and which is incorporated herein by reference.

Item 1.02.                                          Termination of a Material Definitive Agreement.

Effective October 15, 2010, in connection with the execution of the Credit Agreement disclosed above, Constellation terminated the $2.32 billion Second Amended and Restated Credit Agreement, dated as of December 17, 2008, as amended, among Constellation, Wells Fargo Bank, National Association (successor-by-merger to Wachovia Bank, National Association), as agent and various financial institutions (the “Wachovia Credit Facility”).  All security interests granted by Constellation and its subsidiaries pursuant to the Wachovia Credit Facility were released upon termination of the facility.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 15, 2010, among Bank of America, N.A., as a letter of credit issuing bank, swingline lender and administrative agent, Banc of America Securities LLC, Citigroup Global Markets Inc., RBS Securities Inc., BNP Paribas Securities Corp., and The Bank of Nova Scotia, as joint lead arranger and book runners, Citibank, N.A. and The Royal Bank of Scotland plc, as co-syndication agents and The Bank of Nova Scotia and BNP Paribas, as co-documentation agents and the other lenders named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	October 21, 2010	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 15, 2010, among Bank of America, N.A., as a letter of credit issuing bank, swingline lender and administrative agent, Banc of America Securities LLC, Citigroup Global Markets Inc., RBS Securities Inc., BNP Paribas Securities Corp., and The Bank of Nova Scotia, as joint lead arranger and book runners, Citibank, N.A. and The Royal Bank of Scotland plc, as co-syndication agents and The Bank of Nova Scotia and BNP Paribas, as co-documentation agents and the other lenders named therein